UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2007

Whitestone REIT
(Exact Name of Registrant as Specified in Its Charter)

Hartman Commercial Properties REIT
(Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500
Houston, Texas 77063
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 9, 2007 Whitestone REIT, which owns and manages 36 commercial properties in Texas, issued a press release announcing that it had purchased a commercial property in Arizona.  The property is a newly constructed class “A” executive office/medical office building, located in Carefree, Arizona, adjacent to North Scottsdale.

Called Pima Norte, the property represents Whitestone REIT's first acquisition outside of Texas. It was developed and built as condominium office space to be sold to individual owners, which currently include an architectural firm, insurance agency, and a health and beauty treatment center.

The buildings at Pima Norte are 100% complete, with only the tenant improvement and interior finishes remaining to be done. Whitestone will have invested approximately $10.2 million, including the acquisition price of $8.3 million, after leasing and occupancy is complete in approximately 18 months.

The purchase of the property was funded from the Company’s bank line of credit.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: October 10, 2007	By:	/s/ David K. Holeman
		Name:	David K. Holeman
		Title:	Chief Financial Officer